EXHIBIT 99.1
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com
News Release
HP Announces Settlement with DOJ and SEC

Editorial contacts Sarah Pompei, HP +1 650 236 0954 sarah.pompei@hp.com Clare Loxley, HP +44 7770 647643 clare.loxley@hp.com www.hp.com/go/newsroom
PALO ALTO, Calif., April 9, 2014 — HP today announced a resolution of a U.S. Department of Justice (DOJ) and U.S. Securities and Exchange Commission (SEC) investigation of potential violations of the Foreign Corrupt Practices Act (FCPA).

HP will pay approximately $108 million to these two U.S. government agencies. HP also has agreed to undertake certain compliance, reporting and cooperation obligations.

“The misconduct described in the settlement was limited to a small number of people who are no longer employed by the company,” said John Schultz, executive vice president and general counsel, HP. “HP fully cooperated with both the Department of Justice and the Securities and Exchange Commission in the investigation of these matters and will continue to provide customers around the world with top quality products and services without interruption.”

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key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014, and that are otherwise described or updated from time to time in HP’s Securities and Exchange Commission reports. HP assumes no obligation and does not intend to update these forward-looking statements.

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